Exhibit 99.1

Sutter Rock Capital Corp. Announces Successful Exit of Portfolio Company Parchment, Inc.

Upon Closing of Merger with Credentials Solutions

SAN FRANCISCO, Calif., February 11, 2020 (GLOBE NEWSWIRE) – Sutter Rock Capital Corp. (“Sutter Rock” or the “Company”) (Nasdaq:SSSS) today announced its successful exit of portfolio company Parchment, Inc. This follows today’s earlier announcement by Parchment, Inc. and Credentials Solutions of the completion of the merger, as previously disclosed by Sutter Rock. Parchment, Inc. is a leading multi-faceted education platform for issuing and receiving academic and professional credentials.

"We’re pleased to see the culmination of CEO Matthew Pittinsky and the entire Parchment team’s successful 17-year journey with the merger of Parchment and Credentials Solutions – two like-minded organizations similarly focused on bringing clarity and transparency to the credentialing industry," said Mark Klein, President and Chief Executive Officer of Sutter Rock. "With the support of Brentwood Associates, the scale and diverse offerings of Parchment and Credentials Solutions will allow the combined company to access new markets and position itself as a valuable strategic partner that can deliver innovative solutions for clients.”

Sutter Rock initially invested in Parchment, Inc.’s Series D financing in October 2012. Sutter Rock’s exit of Parchment, Inc. resulted in the following:

Portfolio Company	Investment	Cost	Proceeds(1)	Realized Gain
Parchment, Inc.	Preferred Shares, Series D	$4.0 million	$10.9 million	$6.9 million

(1)	Proceeds include amounts held in escrow.

Parchment, Inc. became the most widely adopted credential service allowing learners, academic institutions, and employers to request, verify, and share credentials in simple and secure ways. The Parchment, Inc. platform has helped millions of people exchange more than 40 million transcripts and other credentials globally. Credentials Solutions, owned by Los Angeles-based Brentwood Associates, is a leading higher education transcript service provider. The new organization, Parchment, will support an integrated network of 13,000 schools, universities, and professional organizations as they securely exchange over 18.5 million academic records annually, enabling learners to turn their credentials into opportunities across a range of enrollment and employment pathways.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.sutterrock.com.

Forward-Looking Statements

Statements included herein, including statements regarding Sutter Rock's beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". Sutter Rock cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Sutter Rock's actual results to differ from management's current expectations are contained in Sutter Rock's filings with the Securities and Exchange Commission. Sutter Rock undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@sutterrock.com